Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of BankAtlantic Bancorp, Inc. on Form S-4 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Ryan, Beck & Co., Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                     DELOITTE & TOUCHE, LLP



New York, New York
May 19, 1998